Exhibit 99.1

Northwest	t (240) 497-9024	www.nwbio.com
Biotherapeutics, Inc.	f (240) 627-4121	NASDAQ: NWBO

4800 Montgomery Lane
Suite 800
Bethesda, MD 20814

Deferred for Release Until Tuesday, September 16, 2014, at 8:00 a.m. EDT

NW BIO’S CANCER VACCINE IS THE FIRST DRUG TO BE DESIGNATED

BY UK AUTHORITIES AS A “PROMISING INNOVATIVE MEDICINE” (PIM)

"PIM" Designation For DCVax-L Is First Step In 2-Step Process for Early Access Approval

BETHESDA, MD, September 16, 2014 - Northwest Biotherapeutics (NASDAQ: NWBO) (“NW Bio”), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today that its DCVax-L is the first product to receive formal designation as a “Promising Innovative Medicine” (PIM) under the new “Early Access to Medicines Scheme” (EAMS) launched in the UK in April 2014. A PIM is the first step in a 2-step process for early access approval under the EAMS.

The PIM designation for DCVax-L covers all malignant gliomas, which would include both Glioblastoma multiforme (the most severe grade) as well as less malignant grades, and would include both newly diagnosed and recurrent gliomas.

The EAMS is an important new initiative in the UK, launched by the Medicines and Healthcare Products Regulatory Agency (MHRA, the FDA of the UK), to lead the way in accelerating patients’ access to innovative new medicines for serious diseases. Information about the EAMS program can be found on the MHRA website at: http://www.mhra.gov.uk/Howweregulate/Innovation/EarlyaccesstomedicinesschemeEAMS/index.htm

The first step under the EAMS is MHRA’s scientific evaluation of whether a product candidate meets three criteria for a PIM designation: (i) the product is for a serious disease or condition with high unmet medical need; (ii) the product is likely to offer a major advantage over treatments available today; and (iii) the potential adverse effects of the product are outweighed by the potential benefits.

NW Bio’s DCVax-L has now become the first product to earn this PIM certification. There is no expiration on the PIM certification.

The second step under the EAMS is MHRA’s determination of a Scientific Opinion about the product candidate’s benefits and risks, based on available clinical data. A positive or negative Scientific Opinion will be judged by the same three criteria as for the PIM designation, as well as a fourth criterion: the Company’s ability to manufacture the product to rigorous “GMP” (clinical grade) standards.

If the Scientific Opinion is positive, the product candidate may then be prescribed by physicians and provided to (and paid for by) patients before the product is formally licensed and while it is still in clinical development.

MHRA aims to deliver the Scientific Opinion within 90 days after a party submits an application for Step 2 of the EAMS process.

In granting the first PIM designation under this new EAMS to DCVax-L, the UK Department Of Health has stated, "An innovative cell therapy for cancer has become the first to be certified as ‘promising’ as part of a new Government scheme aimed at getting new medicines to patients quicker.

The medicine, which has been developed by US-based pharmaceutical company Northwest Biotherapeutics Inc. (NW Bio), is the first drug to be awarded the UK’s new Promising Innovative Medicines (PIM) designation, the initial step in the Early Access to Medicines Scheme which aims to increase patient access to unlicensed treatments."

UK Life Sciences Minister George Freeman noted that "The designation of the PIM is the first, crucial step in developing cutting-edge medicines sooner, giving real hope to patients and their families."

Dr. Keyoumars Ashkan, a senior neuro-surgeon at Kings College Hospital in London, and the Principal Investigator for the clinical trial of DCVax-L in the UK, commented that “Brain cancers strike patients of all ages, and are rapidly lethal. New treatment options are urgently needed. DCVax-L offers an exciting new approach to treating these brain cancers, through personalized immune therapy. It is encouraging to see this innovative new product be the first to receive certification as a Promising Innovative Medicine under the new EAMS.”

Linda Powers, CEO of NW Bio, commented that "We are most grateful to the MHRA and Minister Freeman for spearheading this new EAMS. It strikes a very practical balance between clinical benefits and risks, through careful scientific evaluations, and will be of great help to doctors and patients in opening up new treatment options.”

“In prior Phase I/II clinical trials of DCVax-L for brain cancer, significant delays in disease progression and significant extensions of patients’ survival have been seen, with virtually no serious adverse effects,” Ms. Powers continued. “We believe that DCVax-L embodies the combination of innovation and beneficial balance of clinical benefits and risks that the EAMS is designed to accelerate. We are excited that DCVax-L has received the first PIM certification.”

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax dendritic cell-based vaccines.  The Company’s lead program is a 348-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM).  GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.”  The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all inoperable solid tumors cancers, with a primary efficacy endpoint of tumor regression.  It has completed enrollment in the Phase I portion of the trial. The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer.  The Company conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.  In Germany, the Company has also received approval of a 5-year Hospital Exemption for the treatment of all gliomas (brain cancer) patients outside of the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “design,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company’s ongoing ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing expansions contemplated in the Cognate Agreements, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACTS

Les Goldman	Farrell Kramer (Media)	Jaimie Horn
202-841-7909	212-710-9685	202-827-7859
lgoldman@nwbio.com	Farrell.kramer@mbsvalue.com	Jaime@blueenginemedia.com